For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario
1670519

1

Ontario Ministry of Consumer and Business Services | Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE | **CERTIFICAT**

This is to certify that these articles are effective on | Ceci certifie que les présents status entrent en vigueur le

SEPTEMBER 0 2 SEPTEMBRE, 2005

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Trans Code	Stat.	Comp. Type	Method Incorp.	Share
A	O	A	3	S
18	28	29	30	31

Notice Req'd	Jurisdiction
N	ONTARIO
32	33 47

ARTICLES OF CONTINUANCE
STATUTS DE MAINTIEN

Form 6 Business Corporations Act

Formule 6 Loi sur les sociétés par actions

1. The name of the corporation is: Dénomination sociale de la société:

VOLCANIC METALS EXPLORATION INC.

2. The corporation is to be continued under the name (if different from 1): Nouvelle dénomination sociale de la société (si elle est différente de celle inscrite-ci dessus):

3. Name of jurisdiction the corporation is leaving: Rossort de constitution de la société:

Alberta

(Name of Jurisdiction)
(Ressort de constitution)

4. Date of incorporation/amalgamation: Date de la constitution ou de la fusion:

1987/06/24

(Year, Month, Day)
(année, mois, jour)

5. The address of the registered office in Ontario is: Adresse du siège social en Ontario:

120 Adelaide Street West, Suite 905

(Street & Number, or R.R. Number & if Multi-Office Building give Room Number)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)

Toronto, Ontario

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

M5H 1T1

Postal Code
(Code Postal)

6. Number (or minimum and maximum number) of directors is:

Nombre (ou nombres minimal et maximal) d'adminstrateurs:

A minimum of 3 and a maximum of 15 directors.

7. The director(s) of the corporation are:

Administrateur(s):

First name, initials and surname Prénom, initiales et nom de famille	Address for service, giving street & No. or R.R. No., Municipality and Postal Code Adresse personnelle, y compris la rue et le numéro, le numéro de la R.R. ou le nome de la municipalité et le code postal	Resident Canadian State Yes or No Résident Canadien Oui/Non
David J. Mason	120 Adelaide Street West, Suite 905 Toronto, Ontario, M5H 1T1	Yes
Jack Mullins	120 Adelaide Street West, Suite 905 Toronto, Ontario, M5H 1T1	Yes
Louis Sapi	120 Adelaide Street West, Suite 905 Toronto, Ontario, M5H 1T1	Yes
Sandy J. MacDougall	120 Adelaide Street West, Suite 905 Toronto, Ontario, M5H 1T1	Yes

8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:

Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société:

None

9. The classes and any maximum number of shares that the corporation is authorized to issue.

Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre:

An unlimited number of common shares; and
An unlimited number of Preferred Shares, issuable in series of which an unlimited number of Preferred Shares Series A have been designated.

10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série:

See Schedule A annexed hereto.

Schedule "A"

Common Shares

1. The holders of the common shares shall be entitled:

   (a) to vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

   (b) to receive, subject to the rights of the holders of another class of shares, any dividends declared by the Corporation; and

   (c) to receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Preferred Shares

1. The Preferred Shares may at any time and from time to time be issued in one or more series, to consist of such number of shares as may, before issuance of such series, be fixed by the directors by Articles of Amendment in accordance with the procedure set forth in the *Business Corporations Act* (Ontario) (the "Act") respecting the issuance of shares in series.

2. The directors of the Corporation may (subject to the limitations set forth herein and in the Act) fix by Articles of Amendment in accordance with the procedure set forth in the Act respecting the issuance of shares in series and, prior to the issuance of any shares of a particular series of Preferred Shares authorized to be issued, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of that particular series, including, without limiting the generality of the foregoing, the rate of preferential dividends and whether or not the same shall be cumulative, the dates of payment thereof, the rights, if any, to participate in further dividends and other distributions made by the Corporation, the redemption price and terms and conditions of redemption, including the rights, if any, of the holders of the Preferred Shares of such series to require the redemption thereof, the voting rights and conversion rights, if any, and any redemption fund, purchase fund or other provisions to be attached to the Preferred Shares of such series.

3. If any amount:

   (a) of cumulative dividends, whether or not declared, or declared non-cumulative dividends; or

(b) payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs;

in respect of shares of a series of Preferred Shares is not paid in full, the shares of such series shall participate rateably with the shares of all other series of the Preferred Shares in respect of:

(c) all cumulative dividends, whether or not declared, and all declared non-cumulative dividends; or

(d) all amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs;

as the case may be.

4. The Preferred Shares of any series may be given such preferences over, or rights to participate with, any other shares of the Corporation ranking junior to the Preferred Shares (including in respect of, but not in any way limited to, payment of dividends, repayment of capital and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs, whether voluntary or involuntary) as may be fixed by the directors of the Corporation in the preferences, rights, conditions, restrictions, limitations and prohibitions attached to such series.

5. No preferences, rights, conditions, restrictions, limitations or prohibitions attached to a series of Preferred Shares shall confer upon the shares of that or another series of the Preferred Shares a priority in respect of:

(a) dividends; or

(b) return of capital in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs;

over the shares of any other series of the Preferred Shares.

6. Subject to the provisions of the Act and the provisions attached to any particular series of Preferred Shares, Preferred Shares of any series, if so provided in the rights, privileges, restrictions and conditions attached to such series, may be purchased for cancellation or made subject to redemption at the option of the

Corporation or the holder thereof at such time and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series.

7. No holder of Preferred Shares shall be entitled, as such, to any pre-emptive right to subscribe for the purchase or to receive any part of any issue of shares, or of bonds, debentures or other securities of the Corporation, whether now or hereafter authorized or issued; provided, however, that, notwithstanding the foregoing, if so specified in the rights, privileges, restrictions and conditions attached to a particular series of Preferred Shares authorized to be issued, the holders of such series of Preferred Shares may be given a pre-emptive right to subscribe for the purchase of or to receive all or a part of any issue of shares or of bonds, debentures or other securities of the Corporation, whether now or hereafter authorized or issued, upon such terms and conditions as may be specified in such rights, privileges, restrictions and conditions.

8. The holders of the Preferred Shares shall not, as such, have any right to vote separately as a class or series upon any proposal to amend the articles of the Corporation to:

(a) increase any maximum number of authorized shares of any class of shares of the Corporation having rights or privileges ranking in priority to or equal with the Preferred Shares; or

(b) effect an exchange, reclassification or cancellation of all or part of the Preferred Shares; or

(c) create a new class of shares ranking in priority to or equal with the Preferred Shares;

provided that, notwithstanding the foregoing, if so specified in the provisions attached to a particular series of Preferred Shares authorized to be issued and subject to such limitations as may be specified therein, the Corporation shall be required to obtain the approval by special resolution or in such other manner as may be provided in such rights, privileges, restrictions or conditions, of the holders of such series of Preferred Shares to any proposal to amend the articles of the Corporation in any of the aforesaid respects.

Preferred Shares, Series A

1. The Preferred Shares, Series A, in addition to the rights, privileges, restrictions, conditions and limitations attached to the Preferred Shares as a class, shall rank, as regards return of capital, in priority to the common shares of the Corporation but shall not confer any further right to participate in the assets of the Corporation.

2. The holders of the Preferred Shares, Series A shall not, as such, have any voting rights for the election of directors or, subject to any voting rights accorded them pursuant to the provisions of the Act as the same may from time to time be amended or any successor legislation, for any other purpose nor, except for the purpose of exercising any voting rights accorded to them pursuant to the provisions of the Act, as the same may from time to time be amended or any successor legislation, shall they be entitled to attend shareholders' meetings.

3. The holders of the Preferred Shares, Series A shall not, as such, be entitled to redeem the whole or any part of the Preferred Shares, Series A.

4. The holders of the Preferred Shares, Series A shall not, as such, be entitled to the payment of dividends as may be declared by the directors of the Corporation from time to time.

11. The issue, transfer of ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:

None

12. Other provisions (if any): Autres dispositions, s'il y a lieu.

None

13. The corporation has complied with subsection 180(3) of the *Business Corporations Act*.

La société s'est conformée au paragraphe 180(3) de la Loi sur les sociétés par actions.

14. The continuation of the corporation under the laws of the Province of Ontario has been property authorized under the laws of the jurisdiction in which the corporation was incorporated/ amalgamated or previously continued on

La maintien de la société en vertu des lois de la province de l'Ontario a été dûment autorisé en vertu des lois de l'autorité législative sous le régime de laquelle la société à été constituée ou fusionnée ou antérieurement maintenue le

2004, 12, 21

(Year, Month, Day)
(année, mois, jour)

15. The corporation is to be continued under the *Business Corporations Act* to the same extent as if it had been incorporated thereunder.

Le maintien de la société en vertu de la Loi sur les sociétés par actions a le même effet que si la société avait été constituée en vertu de cette loi.

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

VOLCANIC METALS EXPLORATION INC.

(Name of Corporation)
(Dénomination sociale de la société)

By/Par: ______________________ Secretary

(Signature)
(Signature)

(Description of Office)
(Fonction)

Michael R. Skutezky